BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 21, 2003

To the Stockholders of
Blue Dolphin Energy Company:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Blue Dolphin Energy Company (the "Company") to be held in Houston, Texas, on Wednesday, May 21, 2003, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas, for the following purposes:

1. To elect four directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until their earlier resignation or removal;

2. To amend the Company's 2000 Stock Incentive Plan to increase the number of shares of Common Stock that can be issued pursuant to the plan; and

3. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 21, 2003, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         Your vote is important. Since many stockholders are not able to attend the Annual Meeting, we have enclosed a proxy card for your use. You may vote on the matters to be acted upon at the Annual Meeting by completing and returning the proxy card promptly in the enclosed stamped return envelope.

                                    For the Board of Directors


                                    /s/ Michael J. Jacobson
                                    -----------------------
                                    MICHAEL J. JACOBSON,
                                    President and Chief Executive Officer

Houston, Texas
April 16, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ENCOURAGED TO INDICATE YOUR VOTE AS TO THE MATTERS TO BE ACTED UPON ON THE ENCLOSED PROXY CARD AND RETURN THE PROXY CARD PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY CHANGE YOUR VOTE AT THAT TIME.

                           BLUE DOLPHIN ENERGY COMPANY
                             801 Travis, Suite 2100
                              Houston, Texas 77002

                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 21, 2003



         This Proxy Statement is being furnished to the stockholders in connection with the solicitation of proxies by the Board of Directors of Blue Dolphin Energy Company, a Delaware corporation (the "Company"), from holders of the Company's common stock, $.01 par value per share ("Common Stock"), for use at the 2003 Annual Meeting of Stockholders and any adjournment or postponement thereof (such meeting and any adjournment or postponement thereof is referred to herein as the "Annual Meeting"). The Annual Meeting is to be held on Wednesday May 21, 2003, at 10:00 a.m., Houston time, at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas.

         This Proxy Statement, the accompanying notice and form of proxy are first being mailed to stockholders on or about April 21, 2003 along with the Annual Report to Stockholders for the year ended December 31, 2002.

         The Company will bear all costs of this solicitation. Proxies will be solicited primarily by mail, but directors, officers and other employees of the Company may also solicit proxies in person or by telephone in the ordinary course of business for which they will not be compensated. The Company has requested that brokerage houses, nominees, fiduciaries and other custodians send proxy materials to the beneficial owners of the Common Stock, for which the Company will reimburse them for their reasonable out-of-pocket expenses.

                                     VOTING

         At the Annual Meeting, stockholders will be asked (i) to consider and vote upon the election of four nominees to serve on the Board of Directors of the Company (ii) to consider and vote upon an amendment to the Company's 2000 Stock Incentive Plan (the "Incentive Plan") increasing the number of shares of Common Stock that can be issued pursuant to the Incentive Plan and (iii) to consider and take action upon such other matters as may properly come before the Annual Meeting.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted "FOR" election of all nominees to the Board of Directors and "FOR" approval of the amendment to the Incentive Plan to increase the number of shares of Common Stock that can be issued pursuant to the Incentive Plan. The Board of Directors of the Company does not know of any other matter to be brought before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matter.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions:

         o        by providing written notice of revocation to the Company;

         o        delivering to the Company a signed proxy of a later date; or

         o        by voting in person at the Annual Meeting.

         Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas 77002.

         The Board of Directors has fixed the close of business on April 21, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Annual Meeting at the Company's principal executive offices, 801 Travis, Suite 2100, Houston, Texas. At the close of business on April 11, 2003, there were outstanding 6,635,157 shares of Common Stock. Stockholders will be entitled to one vote per share of Common Stock held of record on the Record Date on each matter presented at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding, whether present in person or represented by proxies, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e. shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter) are counted as present for purposes of determining whether a quorum is present.

                      Proposal No. 1 ELECTION OF DIRECTORS

         The members of the Board of Directors serve one-year terms. A plurality of the votes cast by the stockholders present and entitled to vote at the Annual Meeting, in person or by proxy, is necessary for the election of directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

Nominees

         Messrs. Michael S. Chadwick, Harris A. Kaffie, James M. Trimble and Ivar Siem (each a "Nominee" and collectively, the "Nominees") have been nominated by the Board of Directors to serve as directors until the next annual meeting of stockholders, or in each case, until their successors have been duly elected and qualified, or until their earlier resignation or removal. Each
Nominee is currently a director of the Company and have all previously been elected by the stockholders, except for Mr. Trimble. Each Nominee has consented to be nominated and has expressed his intention to serve if elected. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. However, should any Nominee become unable or unwilling to serve as a director at the time of the Annual Meeting, the person or persons exercising the proxies will vote for the election of a substitute nominee designated by the Board of Directors. Robert D. Wagner, Jr. notified the Company that he will not seek reelection to the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES.

                   Nominees, Directors and Executive Officers
                   ------------------------------------------

         The following table provides certain information with respect to the Nominees, directors and the executive officers of the Company.

                                                                       Position
         Name                      Age   Position                     Held Since
         ----                      ---   --------                     ----------
         Ivar Siem                 56    Chairman of the Board,          1989
                                         and Director
         Michael S. Chadwick       51    Director                        1992
         Harris A. Kaffie          53    Director                        1989
         James M. Trimble          54    Director                        2002
         Robert D. Wagner, Jr.     61    Director                        2001
         Michael J. Jacobson       56    President and Chief             1990
                                         Executive Officer
         John P. Atwood            51    Vice President                  1998
         G. Brian Lloyd            44    Vice President, Treasurer       1989
                                         and Secretary

         The following is a brief description of the background and principal occupation of each Nominee, director and executive officer:

         Ivar Siem - Chairman of the Board of Directors - Since September 2000, Mr. Siem has served as Chairman and President of Drillmar, Inc. a well construction and intervention company. From 1995 to 2000, Mr. Siem served on the Board of Directors of Grey Wolf, Inc., during which time he served as Chairman from 1995 to 1998 and interim President (1995) during its restructuring. Since 1985, he has been an international consultant in energy, technology and finance. He has served as a Director of Business Development for Norwegian Petroleum Consultants and as an independent consultant to the oil and gas exploration and production industry based in London, England. Mr. Siem holds a Bachelor of Science Degree in Mechanical Engineering from the University of California, Berkeley, and has completed an executive MBA program at Amos Tuck School of Business, Dartmouth University. Mr. Siem has served as Chairman of the Company since December 1989.

         Michael S. Chadwick - Director - Mr. Chadwick has been engaged in the commercial and investment banking businesses since 1975. From 1988 to 1994, Mr. Chadwick was President of Chadwick, Chambers & Associates, Inc., a private merchant and investment banking firm in Houston, Texas, which he founded in 1988. In 1994, Mr. Chadwick joined Sanders Morris Harris, an investment banking and financial advisory firm, as Senior Vice President and a Managing Director in the Corporate Finance Group, a position he continues to hold today. He currently serves as a Director of Landry's Restaurants, Inc. and Home Solutions of America, as well as numerous privately held companies. Mr. Chadwick holds a Bachelor of Arts Degree in Economics from the University of Texas at Austin and a Master of Business Administration Degree from Southern Methodist University. Mr. Chadwick has served as a director of the Company since 1992.

         Harris A. Kaffie - Director - Mr. Kaffie is a partner in Kaffie Brothers, a real estate, farming and ranching partnership. He currently serves as a Director of KBK Capital Corporation, Drillmar, Inc., and CCNG, Inc., a privately held company with interests in natural gas related assets, oilfield services, and real estate development. Mr. Kaffie received a Bachelor of Business Administration Degree from Southern Methodist University in 1972. Mr. Kaffie has served as a director of the Company since 1989.

         James M. Trimble - Director - Mr. Trimble has been President and CEO of Tri-Union Development Corporation since July 2002. Previously he served as President of Elysium Energy, L.L.C., from July 2000 until the contribution of its properties to a public oil and gas company in November 2001. Prior to Elysium, Mr. Trimble served at Cabot Oil & Gas Corporation from May 1983 to May 2000 in several managerial and senior level executive positions. Before joining Cabot, Mr. Trimble served as President of Volvo Petroleum, Inc. a Houston based, private domestic and international exploration and production company. Mr. Trimble graduated from Mississippi State University where he majored in Petroleum Engineering for undergraduate and graduate studies. Mr. Trimble has served as a director of the Company since 2002. Robert D. Wagner, Jr. - Director
- Mr. Wagner was the Managing Director of Arthur Andersen's Global Energy Corporate Finance Group from 1999 through April 2001. He previously was the Managing Director of Energy Corporate Finance for Bankers Trust/BT Alex. Brown and Bear Stearns and was an Executive Vice President of First City Houston. He is a past President and Director of the Petroleum Club of Houston. He is also a Director of Comfort Systems USA and Electric City Corporation. Mr. Wagner received a Bachelor of Arts degree in History from Holy Cross College in 1963 and a Master of Business Administration degree in Finance from New York University in 1971. Mr. Wagner has served as a director of the Company since 2001 and will not be seeking reelection at the Annual Meeting.

         Michael J. Jacobson - President and Chief Executive Officer - Mr. Jacobson has been associated with the energy industry since 1968, serving in various senior management capacities since 1980. He served as Senior Vice President and Chief Financial and Administrative Officer for Creole International, Inc. and it's subsidiaries, international providers of engineering and technical services to the energy sector, as well as Vice President of Operations for the parent holding company, from 1985 until joining the Company in January 1990. He has also served as Vice President and Chief Financial Officer of Volvo Petroleum, Inc., and for certain Fred. Olsen oil and gas interests. Mr. Jacobson began his career with Shell Oil Company, where he served in various analytical and management capacities in the exploration and production organization during the period 1968 through 1974. Mr. Jacobson holds a Bachelor of Science Degree in Finance from the University of Colorado. Mr. Jacobson has served as President and Chief Executive Officer of the Company since January 1990.

         John P. Atwood - Vice President, Business Development - Mr. Atwood has been associated with the energy industry since 1974, serving in various management capacities since 1981. He served as Senior Vice President of Land and Administration for Glickenhaus Energy from 1987 to 1991, Area Land Manager for CSX Oil & Gas Corporation and Division Land Manager for Hamilton Brothers Oil Company/Volvo Petroleum, Inc. He served in various land capacities for Tenneco

Oil Company from 1977 to 1981. Mr. Atwood is a Certified Professional Landman and holds a Bachelor of Arts Degree from Oklahoma City University and a Master of Business Administration Degree from Houston Baptist University. Mr. Atwood served as Vice President of Land of the Company from 1991 to 1998 and Vice President of Finance and Corporate Development until his appointment as Vice President of Business Development in 2001.

         G. Brian Lloyd - Vice President, Treasurer and Secretary - Mr. Lloyd is a Certified Public Accountant and has been employed by the Company since December 1985. Prior to joining the Company, he was an accountant for DeNovo Oil and Gas Inc., an independent oil and gas company. Mr. Lloyd received a Bachelor of Science Degree in Finance from Miami University, Oxford, Ohio in 1982 and attended the University of Houston in 1983 and 1984. Mr. Lloyd has served as Secretary and Treasurer of the Company since 1989 and Vice President since March 1998.

         There are no family relationships between any Nominee, director, or executive officer.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         During 2002, the Board of Directors of the Company held seven meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

         At the beginning of 2002, the Audit Committee consisted of Mr. Robert L Barbanell and Messrs. Wagner and Chadwick. After Mr. Barbanell's resignation in February 2002, Mr. Wagner was elected as Chairman of the Audit Committee. The Audit Committee's duties include overseeing the Company's financial reporting and internal control functions. The Audit Committee met four times during the last fiscal year.

         At the beginning of 2002, the Compensation Committee, consisted of Messrs. Siem, Kaffie, and Barbanell. Mr. Barbanell resigned in February 2002. The Compensation Committee's duties are to oversee and set the Company's compensation policy and to administer its stock option plans. The Compensation Committee met once during the last fiscal year.

         The Company does not have a nominating committee. However, pursuant to the Company's Certificate of Incorporation, stockholder nominations for election to the Board of Directors must be received by the Company before February 20, 2004 for the 2004 Annual Meeting. See "Nominations and Proposals by Stockholders for the 2004 Annual Meeting."

                          REPORT OF THE AUDIT COMMITTEE

The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors consists entirely of directors who meet the independence and experience requirements of Nasdaq Stock Market, Inc., as determined by the Board of Directors. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002, the rules, proposed and adopted, of the Securities and Exchange Commission and the proposed new listing standards of the Nasdaq Small-cap Market regarding audit committee procedures and responsibilities. Although the Audit Committee's existing procedures and responsibilities generally complied with the requirements of these rules and standards, the Board of Directors has adopted amendments to the Audit Committee's charter to voluntarily implement certain of the rules and to make explicit its adherence to others. A copy of the Audit Committee's amended and restated charter is attached to this Proxy Statement as Appendix A.

         The Audit Committee's primary duties and responsibilities are to:

         o assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting;

         o assess the independence and performance of the Company's outside auditors; and

         o provide an avenue of communication among the outside auditors, management and the Board of Directors.

         Management is responsible for the Company's internal controls and the financial reporting process. The outside auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee held four meetings during fiscal 2002.

         The Audit Committee, comprised of Messers. Chadwick and Wagner reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2002 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Mann Frankfort the matters required to be discussed by Statement on Auditing Standards No. 61, and related amendments (Communication with Audit Committees).

         The Audit Committee received the written disclosures and the letter from Mann Frankfort required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Mann Frankfort their independence from the Company. The Audit Committee considered the non-audit services provided by Mann Frankfort and determined that the services provided are compatible with maintaining Mann Frankfort's independence.

The fees paid to Mann Frankfort in calendar year 2002 are as follows:

Audit Fees ......................................................       $105,699
Financial Information System Design and Implementation Fees                 --
All other Fees ..................................................         38,500
                                                                        --------

Total ...........................................................       $144,199
                                                                        ========

The estimated audit fees to be paid to Mann Frankfort in calendar year 2003 are $70,000.

         Based on the Audit Committee's discussions with management and Mann Frankfort, and the Audit Committee's review of the representation of management and the report of Mann Frankfort to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.
The Audit Committee
Robert D. Wagner, Jr., Chairman
Michael S. Chadwick

                            COMPENSATION OF DIRECTORS

         In fiscal 2002, the Company paid to non-employee members of the Board of Directors an annual retainer of $12,000, payable 50% in cash and 50% in Common Stock. The Audit Committee chairman receives an annual retainer of $3,000 and other Audit Committee members receive an annual retainer of $1,500. In addition, each director received stock options to acquire an aggregate market value of $20,000 of the underlying shares. No additional remuneration is paid to directors for committee meetings attended, except that directors are entitled to be reimbursed for expenses related to attendance of board or committee meetings.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to the Chief Executive Officer and each of the executive officers of the Company whose annual salary exceeded $100,000 in fiscal 2002 (collectively, the "Named Executive Officers") for services rendered to the Company.

                           SUMMARY COMPENSATION TABLE*


                                                            Long-Term
                                                          Compensation
                                                              Awards
                                                         ---------------
          Name and                 Annual Compensation     Securities
                                   -------------------     Underlying
   Principal Position       Year   Salary (1)    Bonus   Options (#) (2)
-------------------------   ----   ----------    -----   ---------------

Ivar Siem                   2002   $ 80,000       --         10,000
    Chairman of the Board   2001   $150,000       --           --
                            2000   $150,000       --          8,000

Michael J. Jacobson         2002   $125,000       --         10,000
    President and Chief     2001   $200,000       --           --
    Executive Officer       2000   $200,000       --          6,000
John P. Atwood
    Vice President -        2002   $ 90,000       --         10,000
    Business                2001   $137,500       --           --
    Development             2000   $124,167       --          4,000

G. Brian Lloyd              2002   $105,000       --         10,000
    Vice President -        2001   $103,083       --           --
    Treasurer               2000   $ 99,422      --          3,000





* Excludes certain personal benefits, the aggregate value of which do not exceed 10% of the Annual Compensation shown for each person.

(1) Effective January 1, 2002, as part of the Company's cost reduction program, the annual salaries of Messers Siem, Jacobson and Atwood were reduced to $80,000, $125,000 and $80,000, respectively. Effective October 1, 2002, Mr. Atwood's annual salary was increased to $120,000.

(2) In fiscal year 2001 no options were granted to the named Executive Officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                      Percent of
                                         Total
                       Number of        Options
                       Securities     Granted to
                       Underlying      Employees       Exercise of
                        Options        In Fiscal       Base Price*    Expiration
Name                    Granted           Year            ($/Sh)         Date
----                  ------------  ----------------  -------------  -----------

Ivar Siem               10,000               14%          $1.55       3/25/2012

Michael J. Jacobson     10,000               14%          $1.55       3/25/2012

John P. Atwood          10,000               14%          $1.55       3/25/2012

G. Brian Lloyd          10,000               14%          $1.55       3/25/2012

(*) The per share market price, as reported by the Nasdaq Smallcap Market on March 26, 2002, the date of grant, was $1.55.


    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                                                  Value of Unexercised
                                                                 Number of Unexercised            In-the-Money Options
                                                                  Options at Year End                at Year End (*)
                        Shares Acquired        Value       --------------------------------   ------------------------------
Name                    on Exercise (#)      Relalized      Exercisable      Unexercisable     Exercisable    Unexercisable
----                  --------------------  -------------  -------------    ---------------   -------------  ---------------
Ivar Siem                      --              $   --          22,000            4,000           $   --         $    --


Michael J. Jacobson            --              $   --          20,000            4,000           $   --         $    --


John P. Atwood                 --              $   --          16,666            2,667           $   --         $    --


G. Brian Lloyd                 --              $   --          14,666            1,667           $   --         $    --



(*) Based on the difference between the average of the closing bid and ask prices on December 31, 2002 (the last trading day of 2002), which exceeded the exercise price.

         The Company's stock option plans provide that upon a change of control the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the terms of the stock option plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to receive had the option been exercised. The stock option plans provide that a change of control occurs if any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transactions cease to constitute a majority of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of April 11, 2003, certain information with respect to the beneficial ownership of shares of Common Stock (the Company's only class of voting security issued and outstanding) as to (i) all persons known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director and Nominee, (iii) each Named Executive Officer and (iv) all executive officers and directors, as a group. Unless otherwise indicated, each of the following persons has sole voting and dispositive power with respect to such shares.

                                               Shares Owned Beneficially
            Name of                      ---------------------------------------
        Beneficial Owner                       Number           Percent (1)
----------------------------------       ---------------------------------------

Colombus Petroleum
   Limited, Inc. (2)                           911,712             13.0
Ivar Siem (3)                                  935,207             13.3
Harris A. Kaffie (3)                           801,737             11.4
Michael S. Chadwick (3)                        107,365              1.5
Robert D. Wagner, Jr. (3)                       96,185              1.4
James M. Trimble (3)                            64,785              1.0
Michael J. Jacobson (3)                        174,060              2.5
John P. Atwood (3)                              55,346                *
G. Brian Lloyd (3)                              49,921                *
Executive Officers and
   Directors, as a Group
(8 persons) (3)                              2,284,606             32.6

----------------------------------
*        Less than 1%

(1) Based upon 6,635,157 shares of Common Stock outstanding on April 11, 2003.

(2) Based on a Schedule 13D filed with the Securities and Exchange Commission on February 1, 1999. The address of Colombus Petroleum Limited, Inc., is Aeulestrasse 74, FL-9490, Vaduz, Liechtenstein.

(3) Includes shares of Common Stock issuable upon exercise of options that may be exercised within 60 days of February 18, 2003 as follows: Mr. Siem - 22,000; Mr. Kaffie - 85,238; Mr. Chadwick - 84,071; Mr. Wagner - 80,571; Mr.
    Trimble - 57,142; Mr. Jacobson - 20,000; Mr. Atwood - 16,666; Mr. Lloyd - 14,666 and all directors and executive officers as a group - 380,354.

         Equity Compensation Plans. The following table sets forth certain information as of December 31, 2002 with respect to shares of Common Stock that may be issued under the Incentive Plan and other equity compensation plans.

                      Equity Compensation Plan Information

                                                                                       Number of securities
                                            Number of           Weighted-average       remaining available
                                        securities to be       exercise price of       for future issuance
                                           issued upon       outstanding options,         under equity
                                           exercise of        warrants and rights      compensation plans
                                           outstanding                                     (excluding
                                        options, warrants                             securities reflected
                                           and rights                                 in the first column)
                                        -----------------    --------------------     ---------------------
Plan Category
-------------
Equity compensation plan approved
   by security holders (*)                   385,655                $1.23                      61,644

Equity compensation plan not approved
   by security holders                        30,666                 3.13                     366,157
                                        -----------------    --------------------     ---------------------
Total                                        416,321                $1.37                     397,801
                                        =================    ====================     =====================

(*) Represents shares of Common Stock issuable upon exercise of outstanding options granted under the Incentive Plan.


         Proposal No. 2 To Approve Amendment to 2000 Stock Incentive Plan

         As of March 19, 2003, 114,395 shares of Common Stock were available for grant pursuant to the Incentive Plan. The Board of Directors does not believe that such remaining amount under this plan is sufficient to carry out its compensation policy. Accordingly, as part of the Company's overall effort to increase shareholder value, on March 19, 2003, the Board of Directors unanimously adopted an amendment to the Incentive Plan, subject to shareholder approval, increasing the aggregate number of shares reserved for grant pursuant to the Incentive Plan from 500,000 to 650,000. The amendment to the Incentive Plan is intended to (i) further the Company's efforts in attracting, retaining and motivating officers, key employees and non-employee consultants of the Company and (ii) continue to closely align the interest of participants in the Incentive Plan with those of stockholders by encouraging stock ownership and by tying compensation to the performance of the Company and the Company Stock.

         If approved, 264,345 shares of Common Stock will be available for future grants pursuant to the Incentive Plan. If approved, this amendment will not change any other material term of the Incentive Plan.

         The amendment appears as Appendix B to this proxy statement.

Participation in the Incentive Plan

The grant of incentive and non-qualified stock options, shares of restricted stock and stock bonuses under the Incentive Plan to key employees, consultants, and non-employee directors, including our Chairman, Chief Executive Officer, and each of the other Named Executive Officers, is subject to the discretion of the Compensation Committee. As of April 11, 2003, the fair market value of the Common Stock was $.42 per share, which was the closing sale price reported by The Nasdaq Small Cap Stock Market. The following table sets forth information with respect to grants of options to the Named Executive Officers and the other individuals and groups indicated that were previously approved by the Compensation Committee and are subject to the approval of the stockholders of the amendment to the Incentive Plan. The exercise price per share of all options granted on January 6, 2003 is $.43 per share. No associate of any of such individuals has been granted options under the Incentive Plan.


     STOCK OPTIONS GRANTED BY COMPENSATION COMMITTEE SUBJECT TO STOCKHOLDER
                APPROVAL OF THE AMENDMENT TO THE INCENTIVE PLAN



                                                                         SHARES OF COMMON STOCK UNDERLYING
                        NAME AND POSITION                                          OPTION GRANTS
------------------------------------------------------------------     ---------------------------------------
Ivar Siem - Chairman of the Board                                                      30,000

Michael J. Jacobson - President and Chief Executive Officer                            30,000

John P. Atwood - Vice President - Business Development                                 30,000

G. Brian Lloyd - Vice President - Treasurer                                            30,000

All executive officers as a group (4 persons)                                         120,000

All current directors who are not executive officers as a group                          -
     (4 persons)

All employees, including all current officers who are not                              36,000
     executive officers, as a group


Vote Required for Approval

    The affirmative vote of a majority of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the amendment to the Incentive Plan. Abstentions will have the same effect as a vote "Against" this proposal. Broker non-votes will have no effect on the approval of this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE INCENTIVE PLAN.

Compliance With Section 16(A) Of The Securities Exchange Act Of 1934, as amended

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and stockholders who own more than 10% of the Common Stock, to file reports of stock ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of the Section 16(a) reports furnished to the Company, the Company believes that during fiscal year 2002, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% shareholders were complied with.

Certain Relationships and Related Transactions

         In March 2003, the Company entered into a sublease agreement expiring December 31, 2006 for certain of its office space with Tri-Union Development Corporation ("Tri-Union"). The Company's annual receipts from this sublease will be $81,630. Mr. James M. Trimble, a director of the Company is the Chairman and Chief Executive Officer of Tri-Union.

         In September 2001, Drillmar, Inc. an affiliate of the Company, entered into a merger agreement and merged with Zephyr Drilling Ltd. ("Zephyr"). Ivar Siem, Chairman of the Company, and Harris A. Kaffie, a director of the Company, are both directors, and Mr. Siem is Chairman and President of Drillmar. Prior to the merger, Zephyr was a limited partnership in which Drillmar was the general partner and Messrs. Siem and Kaffie were limited partners. Zephyr owned a semi-submersible drilling rig that was prepared for reconfiguration into a semi-tender. Prior to the merger, the Company owned approximately 64% of Drillmar's outstanding common stock. As a result of the merger between Drillmar and Zephyr, the Company's interest in Drillmar decreased to 12.8% and Messrs. Siem and Kaffie became owners of 30.3% and 30.6%, respectively, of Drillmar's common stock.

         Messrs. Siem and Kaffie provided funding to Drillmar in 2002 of $116,000 and $100,000, respectively, and in 2001 of $300,000 and $425,000, respectively, and were issued unsecured promissory notes from Drillmar. The promissory notes were due June 30, 2002 and bore interest at the rate of 10% per annum. Along with the promissory notes, Drillmar issued detachable warrants to Messrs. Siem and Kaffie of 41,500 and 42,500, respectively. Each warrant provides for the purchase of one share of Drillmar common stock at $5 per share and are exercisable through June 2005. At December 31, 2002, the promissory notes and accrued interest had not been paid. The promissory notes issued by Drillmar are nonrecourse to the Company.

         In January 2003, Drillmar stockholders approved a restructuring plan whereby Drillmar will issue up to $3.0 million of convertible notes that will convert into common stock representing over 99% of Drillmar's outstanding shares. As a result, the Company's ownership in Drillmar will be reduced to less than 1%. Messrs. Siem and Kaffie are expected to exchange their promissory notes and accrued interest into Drillmar new convertible notes.

         Effective March 31, 2002, the Company recorded a full impairment of its investment in Drillmar of approximately $340,000 and a full reserve for the accounts receivable amount owed from Drillmar of approximately $200,000, due to Drillmar's working capital deficiency and delays in securing capital funding.

         In May 2002, the Company and Drillmar entered into a new agreement effective as of May 1, 2002, whereby the Company will provide office space and minimal accounting and administrative services to Drillmar for $2,000 per month. If Drillmar is able to secure financing to implement its business plan, the fee will increase to $20,000 per month retroactive to May 1, 2002. The agreement can be terminated upon 30 days notice or by the mutual agreement of the parties.

         In January 2003, the Company and Drillmar entered into a new agreement effective as of February 1, 2003, whereby the Company will provide office space to Drillmar for $1,500 per month. The Company will also provide professional, accounting and administrative services to Drillmar based on hourly rates based on the Company's cost. The agreement can be terminated upon 30 days notice or by the mutual agreement of the parties.

                    NOMINATIONS AND PROPOSALS BY STOCKHOLDERS
                           FOR THE 2004 ANNUAL MEETING

         The Company has tentatively set its year 2004 annual meeting for May 19, 2004. Accordingly, stockholders should submit nominations and proposals in accordance with the guidance set forth below.

         Nominations for the year 2004 Annual Meeting. The Company's Certificate of Incorporation provides that no person shall be eligible for nomination and election as a director unless written notice of such nomination is received from a stockholder of record by the Secretary of the Company 90 days before the anniversary date of the previous year's annual meeting. Further, such written notice is to be accompanied by the written consent of the nominee to serve, the name, age, business and residence addresses, and principal occupation of the nominee, the number of shares beneficially owned by the nominee, and any other information which would be required to be furnished by law with respect to any nominee for election to the Board of Directors. Stockholders who desire to nominate, at the year 2004 annual meeting of stockholders, persons to serve on the Board of Directors, must submit nominations to the Company, at its principal executive office, so that such notice is received by the Company no later than February 20, 2004. In order to avoid controversy as to the date on which any such nomination is received by the Company, it is suggested that stockholders submit their nominations, if any, by certified mail, return receipt requested.

         Proposals for the year 2004 Annual Meeting. Stockholders who desire to present proposals, other than notices of nomination for the election of directors, to stockholders of the Company at the year 2004 annual meeting of stockholders, and to have such proposals included in the Company's proxy materials, must submit their proposals to the Company, at its principal executive office, by December 22, 2003. In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals, if any, by certified mail, return receipt requested.

         Moreover, any stockholder who intends to submit a proposal for consideration at the Company's 2004 annual meeting, but not for inclusion in the Company's proxy materials, must notify the Company. Pursuant to the rules of the U.S. Securities and Exchange Commission, such notice must (1) be received at the Company's executive offices no later than February 20, 2004 and (2) satisfy the rules of the U.S. Securities and Exchange Commission.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

         In February 2002, the Company elected not to continue the engagement of KPMG LLP ("KPMG") as the Company's independent accountants and the Audit Committee recommended, and the Board approved, the selection of Mann Frankfort Stein & Lipp CPAs, LLP ("Mann Frankfort") as its new independent accountants.

         In connection with the audits of the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1999 and 2000, and the subsequent interim period through February 15, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 1999 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report on the Company's consolidated financial statements for the years ended December 31, 1999 and 2000 contain a separate paragraph stating that "As discussed in Note 1 to the consolidated financial statements, effective January 1, 1999, the Company changed its method of accounting for costs of start-up activities."

         During the two fiscal years ended December 31, 2001 and the subsequent interim period prior to engaging Mann Frankfort, neither the Company nor anyone on its behalf consulted with Mann Frankfort regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor advice was provided to the Company by Mann Frankfort that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

         Mann Frankfort Stein & Lipp CPAs, LLP, has been engaged by the Company's Board of Directors as the independent accountants for the Company. The Company expects that they will continue as independent accountants. Representatives of Mann Frankfort are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and to respond to questions.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, the Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those matters described above and set forth in the Notice. If other business comes before the Annual Meeting, the persons named on the proxy will vote the proxy in accordance with their best judgment.




By Order of the Board of Directors

 /s/ G. Brian Lloyd
---------------------------------------
G. Brian Lloyd
Vice President, Treasurer and Secretary
Houston, Texas
April 16, 2003

                                   Appendix A


                           BLUE DOLPHIN ENERGY COMPANY
                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER
                            Effective April 15, 2003


The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's independent auditors.

The Audit Committee shall have the authority to retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any member of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall meet at least four times each year and hold such other meetings from time to time as may be called by its Chairman or any two members of the Audit Committee. At least quarterly, the Audit Committee will meet separately in an executive session with the independent auditors.

Composition

The Audit Committee shall be comprised of at least three directors who shall be appointed by the Board. The Audit Committee shall only include directors who satisfy the independence requirements of the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, Inc. (the "NASDAQ") applicable to the Company and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as an Audit Committee member. No member of the Audit Committee may receive any payment from the Company other than payment for services as a director or member of a committee of the Board of Directors or be an affiliate of the Company or any of its subsidiaries.

Audit Committee members must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. As required by NASDAQ, one member of the Audit

Committee shall have accounting or related financial management expertise and qualify as a "financial expert" in accordance with the requirements of the SEC and the NASDAQ (as may be modified or supplemented). The role of the financial expert will be that of assisting the Audit Committee in overseeing the audit process, not auditing the Company.

Responsibilities and Duties.

The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Review with management and the independent auditor (a) significant financial reporting issues, accounting principles, practices and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters and (b) any material reports or estimates prepared by outside consultants, reserve engineers, or other experts or specialists.

         4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

         5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements. The Chair of the Committee may perform this task and convene the Committee when appropriate.

         6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

         8. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

         9. Retain and, where warranted in the Committee's judgment, terminate independent auditors selected to audit the financial statements of the Company.

         10. Approve all permissible non-audit services to be performed by the independent auditors.

         11.      Approve the fees to be paid to the independent auditor.

         12. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

         13. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

         14.      Approve all related-party transactions.

         15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 (added by the Private Securities Litigation Reform Act of 1995) has not been implicated.

         17.      Review  with  management  and  the  independent   auditor  any
                  correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

         18. Obtain reports from management and the independent auditor that the acts and conduct of the Company's executives are in conformity with applicable legal requirements.

         19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, and related amendments, relating to the conduct of the audit.

         20.      Review  with  the   independent   auditor   any   problems  or
                  difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

                  a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.
                  b. Any changes required in the planned scope of the audit.

         21. Prepare the Audit Committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         22. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

         23. Review with the outside legal counsel matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.




Approved by the Board of Directors



-----------------------------------
G. Brian Lloyd
Secretary

                                   Appendix B




                             FIRST AMENDMENT TO THE
                            2000 STOCK INCENTIVE PLAN

         Blue Dolphin Energy Company (the "Company") hereby amends the Blue Dolphin Energy Company 2000 Stock Incentive Plan (the "2000 Plan") as follows, effective March 19, 2003.

         1. The first paragraph of Section 1.4 is amended to read as follows in its entirety:

                  Subject to adjustment under Section 6.5, there shall be available for Incentive Awards under the Plan that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) Six Hundred Fifty Thousand (650,000) Shares of Common Stock. Six Hundred Fifty Thousand (650,000) of the Shares reserved under the Plan shall be available for grants of Incentive Stock Options. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate.

                  During such period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:

                           (a) Subject to adjustment as provided in Section 6.5,
                  the maximum aggregate number of Shares of Common Stock (including Stock Options, Restricted Stock, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Covered Employee shall be Five Hundred Thousand (500,000) Shares.

                           (b) The  maximum  aggregate  cash  payout  (including
                  Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any Covered Employee shall be Five Hundred Thousand dollars ($500,000).

                           (c) With  respect  to any Stock  Option  granted to a
                  Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option shall continue to count against the maximum number of Shares that may be the subject of Stock Options granted to such Covered Employee hereunder and, in this regard, such maximum number shall be determined in accordance with Section 162(m) of the Code.

                           (d) The  limitations of subsections  (a), (b) and (c)
                  above shall be construed and administered so as to comply with the Performance-Based Exception.

         The following officer of the Company has caused this amendment to be executed effective as of March 19, 2003, subject to shareholder approval.


                           BLUE DOLPHIN ENERGY COMPANY


                           By:
                              --------------------------------------------------

                           Name:
                                ------------------------------------------------

                           Title:
                                 -----------------------------------------------